UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 6, 2013

(Date of Earliest Event Reported)

NATURAL RESOURCE PARTNERS L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31465	35-2164875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 751-7507

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 6, 2013, Natural Resource Partners L.P. (the “Company”) issued a press release announcing its intention to offer $300 million aggregate principal amount of senior notes due 2021 in a private placement to eligible purchasers, which senior notes are expected to be eligible for resale under Rule 144A or Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated September 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2013

Natural Resource Partners L.P.

By:	NRP (GP) LP
Its General Partner

By:	GP NATURAL RESOURCE PARTNERS LLC
Its General Partner

By:	/s/ Wyatt L. Hogan
Name:	Wyatt L. Hogan
Title:	Vice President and General Counsel